UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2017

CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

On December 1, 2017, CryoLife, Inc. (“CryoLife”) entered into a Credit and Guaranty Agreement (the “Credit Agreement”), among CryoLife, as borrower, CryoLife International, Inc., On-X Life Technologies Holdings, Inc. (“On-X Holdings”), On-X Life Technologies, Inc., AuraZyme Pharmaceuticals, Inc., as guarantor subsidiaries, the financial institutions party thereto from time to time as lenders, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent.

The Credit Agreement provides for a $225.0 million secured term loan facility (the “Term Loan Facility”) and a $30.0 million secured revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Credit Facility”).  The Company and each of its existing and subsequently acquired or formed domestic subsidiaries (subject to certain exceptions and exclusions) guarantee the obligations under the Credit Facility (the “Guarantors”). The Credit Facility is secured by a security interest in substantially all existing and after-acquired real and personal property (subject to certain exceptions and exclusions) of the Company and the Guarantors.

On December 1, 2017, CryoLife borrowed the entire $225.0 million Term Loan Facility. The proceeds of the Term Loan Facility were used (i) along with cash on hand and shares of CryoLife’s common stock, to fund the previously announced acquisition of JOTEC AG, a Swiss public limited corporation (“JOTEC”), and its subsidiaries (the “Acquisition”), (ii) along with cash on hand, to pay certain fees and expenses related to the Acquisition and the Credit Agreement and (iii) to pay off CryoLife’s existing credit facility under that certain Third Amended and Restated Credit Agreement, dated as of January 20, 2016 (as amended), among CryoLife and On-X Holdings, as borrowers, the financial institutions party thereto from time to time as lenders, and Healthcare Financial Solutions, LLC, as agent.  The Revolving Credit Facility is undrawn following the Acquisition and may be used for working capital, capital expenditures, acquisitions permitted under the Credit Agreement, and other general corporate purposes pursuant to the terms of the Credit Agreement.

Loans under the Term Loan Facility are repayable on a quarterly basis according to the amortization provisions set forth in the Credit Agreement and incorporated herein by reference. CryoLife has the right to prepay loans under the Credit Agreement in whole or in part at any time.  Amounts repaid in respect of loans under the Term Loan Facility may not be reborrowed.  Amounts repaid in respect of loans under the Revolving Credit Facility may be reborrowed. All outstanding principal and interest in respect of (i) the Term Loan Facility must be repaid on or before December 1, 2024 and (ii) Revolving Credit Facility must be repaid on or before December 1, 2022.

The loans under the Term Loan Facility bear interest, at CryoLife’s option, at a floating annual rate equal to either the base rate plus a margin of 3.00% or LIBOR plus a margin of 4.00%. The loans under the Revolving Credit Facility bear interest, at CryoLife’s option, at a floating annual rate equal to either the base rate plus a margin of between 3.00 and 3.25%, depending on  CryoLife’s consolidated leverage ratio, or LIBOR plus a margin of between 4.00% and 4.25%, depending on  CryoLife’s consolidated leverage ratio. While a payment or bankruptcy event of default exists, CryoLife is obligated to pay a per annum default rate of interest of 2.00% in excess of the interest rate otherwise payable with respect to the overdue principal amount of any loans outstanding and overdue interest payments and other overdue fees and amounts.

The Credit Agreement contains certain customary affirmative and negative covenants, including covenants that limit the ability of CryoLife and its subsidiaries to, among other things, grant liens, incur debt, dispose of assets, make loans and investments, make acquisitions, make certain restricted payments, merge or consolidate, change their business or accounting or reporting practices, in each case subject to customary exceptions for a credit facility of this size and type. In addition, with respect to the Revolving Credit Facility, when the principal amount of loans outstanding thereunder is in excess of 25% of the Revolving Credit Facility, the Credit Agreement requires CryoLife to comply with a specified maximum first lien net leverage ratio.

The Credit Agreement includes certain customary events of default that include, among other things, non-payment of principal, interest or fees, inaccuracy of representations and warranties, breach of covenants, cross-default to certain material indebtedness, bankruptcy and insolvency and change of control. Upon the occurrence and during the continuance of an event of default, the lenders may declare all outstanding principal and accrued but unpaid interest under the Credit Agreement immediately due and payable and may exercise the other rights and remedies provided under the Credit Agreement and related loan documents.

The description of the Credit Agreement contained herein is qualified in its entirety by reference to the text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 1, 2017, CryoLife completed the Acquisition pursuant to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of October 10, 2017, by and among CryoLife, CryoLife Germany HoldCo GmbH, a German limited company and wholly-owned subsidiary of CryoLife (“Parent”), Jolly Buyer Acquisition GmbH, a Swiss limited company and wholly-owned subsidiary of Parent (“Buyer”), the security holders of JOTEC party to the Purchase Agreement, and Lars Sunnanväder, in his capacity as the representative of such security holders of JOTEC. Pursuant to the Purchase Agreement, Buyer acquired 100% of the outstanding shares of JOTEC.

Pursuant to the terms of the Purchase Agreement, CryoLife paid $196.9 million in consideration for the shares of JOTEC, consisting of $140.6 million in cash, after certain adjustments for JOTEC’s net debt and transaction expenses, and approximately $56.25 million in stock, consisting of 2,682,754 shares of CryoLife’s common stock.  In addition, the Buyer acquired $27.9 million in shareholder loans from JOTEC’s shareholders.

The equity portion of the merger consideration was issued pursuant to a private placement under Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”) . The value of the shares of CryoLife’s common stock issued as equity consideration was calculated based on a 60-day volume-weighted average trading price of CryoLife’s common stock for 60 consecutive trading days immediately preceding the October 10, 2017 signing date of the Purchase Agreement.

Pursuant to the Purchase Agreement, $22.5 million of the cash portion of the consideration was placed into an escrow account to serve as partial security for the indemnification obligations of the recipients of consideration for the benefit of CryoLife, Parent, Buyer and their respective officers, directors and affiliates. The funds remaining in the indemnification escrow account will be released eighteen months from the date of closing of the acquisition, less the aggregate amount of any pending and unresolved claims as of such date.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is incorporated herein by reference and was previously filed as Exhibit 2.1 to CryoLife’s Current Report on Form 8-K filed on October 11, 2017.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

As described above, pursuant to the Purchase Agreement and as part of the consideration paid in connection with the acquisition of shares of JOTEC, on December 1, 2017 CryoLife issued 2,682,754 shares of its common stock to former JOTEC shareholders.  The information set forth in Item 2.01 above with respect to the issuance of shares of the Company’s common stock as part of the acquisition consideration is incorporated into this Item 3.02 by reference. The shares of common stock have not been registered under the Securities Act or any state securities laws and were issued pursuant to a private placement under Regulation S promulgated under the Securities Act.  The shares of common stock may not be offered or sold in the United States absent registration or exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 7.01	Regulation FD Disclosure

On December 1, 2017, the Company issued a press release announcing the closing of the Acquisition.  A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in Item  7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to Item 7.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements for Businesses Acquired

The financial statements required by this item are not included in this filing. The required financial statements will be filed not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this item is not included in this filing. The required pro forma financial information will be filed not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1*
Securities Purchase Agreement, dated as of October 1, 2017, by and among CryoLife, Inc., CryoLife Germany HoldCo GmbH, Jolly Buyer Acquisition GmbH, JOTEC AG, certain securityholders of JOTEC AG, and Lars Sunnanväder, as the Securityholder Representative.  (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 11, 2017)

10.1**
Credit and Guaranty Agreement, dated as of December 1, 2017, by and among CryoLife, Inc., CryoLife International, Inc., On-X Life Technologies Holdings, Inc., On-X Life Technologies, Inc., AuraZyme Pharmaceuticals, Inc., the financial institutions party thereto from time to time as lenders, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent.

99.1†	Press Release of CryoLife, Inc., dated December 1, 2017

*	Previously filed.

**
The exhibits to the Credit and Guaranty Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. CryoLife will furnish copies of any such exhibits to the Securities and Exchange Commission upon request

†	Furnished herewith, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: December 1, 2017	By:	/s/ D. Ashley Lee
	Name:	D. Ashley Lee
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer